Exhibit 8.1

[Letterhead of Husch Blackwell LLP]

September 24, 2014

CorEnergy Infrastructure Trust, Inc.
1100 Walnut, Suite 3350
Kansas City, Missouri 64106

Ladies and Gentlemen:

You have requested our opinion as special tax counsel to CorEnergy Infrastructure Trust, Inc., a Maryland corporation (the “Company”), in connection with the public offering and sale by the Company from time to time of the following (collectively, the “Offered Securities”): (i) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”); (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), in one or more series; (iii) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (iv) depositary shares, to be represented by depositary receipts representing fractional interests in the Company’s Preferred Stock (the “Depositary Shares”); (v) warrants to purchase shares of Common Stock or Preferred Stock, Depositary Shares, or Debt Securities; (vi) subscription rights to purchase shares of Common Stock or Preferred Stock, Depositary Shares, or Debt Securities; and (vii) units consisting of two or more of any of the foregoing classes of offered securities, at an aggregate public offering price of up to $300,000,000, by means of a prospectus (the “Prospectus”) filed as part of the registration statement filed by the Company with the Securities and Exchange Commission (“SEC”) on September 24, 2014 (the “Registration Statement”). Capitalized terms not defined herein shall have the meaning given them in the Registration Statement or in the certificate, dated of even date herewith (the “Certificate”), delivered to Husch Blackwell LLP by the Company which provides certain representations relevant to this opinion.
In our capacity as counsel to the Company, and for purposes of rendering this opinion, we have examined and relied upon the following (the “Reviewed Documents”), with your consent:

(i)	the Articles of Amendment and Restatement of the Company, as currently in effect;

(ii)	the Second Amended and Restated Bylaws of the Company, as currently in effect;

(iii)	the Good Standing Certificate with respect to the Company issued by the State Department of Assessments and Taxation of Maryland (the "SDAT") dated September 24, 2014;

(iv)	the Certificate;

(v)	the Registration Statement;

(vi)	the Prospectus; and

(vii)	such other documents provided by the Company as we have considered relevant to our analysis.
This opinion is based on various facts and assumptions, including the facts set forth in the Reviewed Documents, concerning the business, assets and governing documents of the Company. In our examination of the Reviewed Documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the transactions contemplated by the Reviewed Documents will be consummated in accordance with the terms and conditions of such documents, that all parties to such documents and/or any other person or entity otherwise subject to the terms and conditions of such documents have acted, and will act, in accordance with the terms and conditions of such documents, and that such documents accurately reflect the material facts concerning the Company and the Offered Securities.
Further, our opinion is based on the assumptions that:

(i)	the Company is operated, and will continue to be operated, in the manner described in the Reviewed Documents;

(ii)	all statements of fact contained in the Reviewed Documents are true and complete in all material respects, and

(iii)
any statement made in any of the Reviewed Documents referred to herein “to the knowledge of” or “to the best of the knowledge of” any person or party or similarly qualified is correct without such qualification.

We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purpose of rendering this opinion.
We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. In particular, the qualification and taxation of the Company as a real estate investment trust (a “REIT”) for federal income tax purposes depend upon the Company’s ability to meet on a continuing basis the various qualifications imposed by the Internal Revenue Code of 1986, as amended (the “Code”), including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Husch Blackwell LLP. Accordingly, to the extent that the facts differ from those represented to or assumed by us herein, our opinion could be inapplicable, and in such event, our opinion should not be relied upon.
Our opinion herein is based on existing law as contained in the Code, final and temporary regulations promulgated thereunder by the United States Department of the Treasury (“Treasury Regulations”), and interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative pronouncements and practices of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings which are not binding on the IRS except as to taxpayers actually receiving such a ruling), all as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts. Our opinion has no official status of any kind, and is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree, with our conclusions. Further, any material variation or material differences in the facts, assumptions or materials referred to above may affect the conclusions stated herein.
Based upon, and subject to, the foregoing, and subject to the qualifications stated in the following paragraphs, we are of the opinion that, as of the date hereof:

(i)
The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code during its taxable year ended December 31, 2013, and that its current and proposed organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT thereafter; and

(ii)
the discussion presented under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus that is contained in the Registration Statement, to the extent that it constitutes matters of federal income tax law or legal conclusions relating thereto, has been reviewed by us and is accurate in all material respects.

No opinion is expressed as to any matter not discussed herein and we undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions. We express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
This opinion is furnished to you in accordance with the requirements of Item 601(b)(8) of SEC Regulation S-K solely for use in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent; provided, however, that this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including investors in the Company’s Offered Securities pursuant to the Registration Statement.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” and “Legal Matters.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

Husch Blackwell LLP

/s/ Husch Blackwell LLP

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